                                    FORM 8-K


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 12, 2004



                           DUSA PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)



    New Jersey                  0-19777                   22-3103129
 (State or other              (Commission               (IRS Employer
 jurisdiction of              File Number)           Identification Number)
  ncorporation)



                                 25 Upton Drive
                         Wilmington, Massachusetts 01887
          (Address of principal executive offices, including ZIP code)


                                 (978) 657-7500
              (Registrant's telephone number, including area code)
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Item 5.  Other Events.

DUSA Pharmaceuticals, Inc. ("DUSA") issued a press release on July 12, 2004 attached to and made part of this report, reporting DUSA's increased second quarter Levulan(R) Kerastick(R) and BLU-U(R) sales volumes, including initial sales in Canada.

Except for historical information, the attached news release contains certain forward-looking statements that involve known and unknown risks and uncertainties, which may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the statements made. These forward-looking statements relate to the belief that marketing and sales costs will increase, and that DUSA is positioned to take advantage of interest in its products. Such risks and uncertainties include, but are not limited to, changing market and regulatory conditions, limited sales and marketing resources and experience, the impact of competitive products and pricing, continuing FDA approval and market acceptance of our products, maintenance of DUSA's patent portfolio and other risks identified in our SEC filings from time to time, including those contained in DUSA's Form 10-K for the year ended December 31, 2003.


Item 7. Financial Statements and other Exhibits.


[99]     Press Release dated July 12, 2004.

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       DUSA PHARMACEUTICALS, INC.


Dated:  July 12, 2004             By:  /s/ D. Geoffrey Shulman
                                       -------------------------------
                                           D. Geoffrey Shulman, MD, FRCPC
                                           President and Chief Executive Officer